Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for August 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717
Total loans to business owners	44,739	44,464	44,055	43,777	43,590
Small business owner loans	24,485	24,337	24,159	24,025	23,907
Business Timely loans	17,179	17,206	17,114	17,145	17,121
Secured loans	701	723	753	758	778
Notes receivable	2,374	2,198	2,031	1,849	1,784
Total loans to consumers	36,699	36,435	36,096	35,578	35,127
Wide loans	27,321	26,976	26,592	26,164	25,763
Consumer loans	9,378	9,459	9,504	9,414	9,364

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557
Small business owner loans	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932
Secured loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710
Wide loans	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488
Consumer loans	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000

* Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277	1,436	1,328	1,513	1,584								7,138
Approvals	252	270	288	270	291								1,371
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%								19.21%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251								6,523
Approvals	1,018	925	866	838	766								4,413
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%								67.65%
Secured loans
Applications	167	162	164	194	265								952
Approvals	57	55	64	39	66								281
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%								29.52%
Notes receivable
Applications	42	71	79	63	41								296
Approvals	33	50	56	23	31								193
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%								65.20%
Wide loans
Applications	4,485	5,896	4,099	3,982	4,783								23,245
Approvals	259	274	259	213	228								1,233
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%								5.30%
Consumer loans
Applications	1,305	2,029	2,321	2,379	2,023								10,057
Approvals	349	355	349	305	181								1,539
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%								15.30%

*1 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*2 Figues are of non-consolidete bases, and exclude business results of Aprek Co., Ltd..

Newly Contracted Accounts and Loan Amounts by Application Channel

August 2005													(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable
OEM channels	57	272,200	233	228,531	3	11,700	0	0	1	2,500	26	7,660	320	522,591
Other	262	2,302,200	208	258,561	21	4,745,723	10	21,304	366	1,095,680	244	61,968	1,111	8,485,437

Total	319	2,574,400	441	487,093	24	4,757,423	10	21,304	367	1,098,180	270	69,628	1,431	9,008,029

August 2006													(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable
OEM channels	47	220,500	129	167,708	2	10,600	1	3,285	0	0	16	5,115	195	407,209
Other	244	2,124,100	273	391,028	64	11,570,600	30	74,615	228	659,980	144	41,600	983	14,861,923

Total	291	2,344,600	402	558,736	66	11,581,200	31	77,901	228	659,980	160	46,715	1,178	15,269,133

* “OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

August 2005	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable
OEM channels	1,780	5,711,759	5,176	7,985,748	13	115,982	5	7,465	9	17,947	1,291	402,390	8,274	14,241,293
Other	22,163	53,547,417	12,802	15,868,638	413	26,536,546	93	149,029	30,054	45,074,879	8,408	2,650,922	73,933	143,827,433

Total	23,943	59,259,177	17,978	23,854,386	426	26,652,528	98	156,495	30,063	45,092,827	9,699	3,053,312	82,207	158,068,727

August 2006	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable	accounts	Loans receivable
OEM channels	1,839	5,326,915	5,761	10,474,155	12	64,258	2	3,915	11	19,866	1,138	327,672	8,763	16,216,783
Other	19,477	50,222,208	11,360	15,434,777	635	104,146,756	122	242,170	25,752	38,044,622	8,226	2,627,548	65,572	210,718,084

Total	21,316	55,549,124	17,121	25,908,932	647	104,211,014	124	246,085	25,763	38,064,488	9,364	2,955,221	74,335	226,934,868

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

* “OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of August 30, 2004, 2005 and 2006

August 31, 2004	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Small business owner loans	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964
Wide loans	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Consumer loans	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186

Total	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

August 31, 2005	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Small business owner loans	450,951	0.76	461,397	0.78	2,663,487	4.49	3,575,835	6.03	59,259,177
Business Timely loans	238,409	1.00	177,058	0.74	467,262	1.96	882,729	3.70	23,854,386
Secured loans	6,562	0.02	2,308	0.01	459,052	1.72	467,923	1.76	26,652,528
Notes receivable	0	0.00	0	0.00	17,378	11.10	17,378	11.10	156,495
Wide loans	330,523	0.73	254,507	0.56	1,491,686	3.31	2,076,718	4.61	45,092,827
Consumer loans	40,383	1.32	37,312	1.22	104,666	3.43	182,363	5.97	3,053,312

Total	1,066,829	0.67	932,585	0.59	5,203,534	3.29	7,202,949	4.56	158,068,727

August 31, 2006	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Small business owner loans	653,133	1.18	607,631	1.09	3,141,499	5.66	4,402,264	7.92	55,549,124
Business Timely loans	295,183	1.14	216,020	0.83	689,055	2.66	1,200,259	4.63	25,908,932
Secured loans	12,484	0.01	6,846	0.01	1,020,961	0.98	1,040,292	1.00	104,211,014
Notes receivable	7,000	2.84	0	0.00	18,469	7.51	25,469	10.35	246,085
Wide loans	320,318	0.84	253,934	0.67	1,333,452	3.50	1,907,704	5.01	38,064,488
Consumer loans	57,808	1.96	43,888	1.49	137,800	4.66	239,498	8.10	2,955,221

Total	1,345,928	0.59	1,128,321	0.50	6,341,238	2.79	8,815,487	3.88	226,934,868

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender	(amount in millions of yen)
	August 2005		August 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	97,562	71.70%	143,475	60.83%	131,521	62.03%
Bank	85,481	62.82%	97,101	41.17%	112,946	53.27%
Non-life insurance companies	1,402	1.03%	2,886	1.22%	1,981	0.93%
Other financial institutions	10,678	7.85%	43,487	18.44%	16,592	7.83%
Direct	38,503	28.30%	92,394	39.17%	80,491	37.97%

Total	136,065	100.00%	235,869	100.00%	212,013	100.00%

Borrowings by maturity	(amount in millions of yen)
	August 2005		August 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	8,856	6.72%	69,416	29.43%	49,700	23.44%
Long-term loan	127,208	93.28%	166,452	70.57%	162,313	76.56%
Long-term loan within 1year	49,577	37.61%	51,873	21.99%	50,301	23.73%
Long-term loan over 1year	81,886	55.67%	114,579	48.58%	112,012	52.83%

Total	136,065	100.00%	235,869	100.00%	212,013	100.00%

Borrowing rates	(%)
	August 2005	August 2006	Mach 2006
Indirect	1.82	1.53	1.46
Bank	1.77	1.49	1.45
Non-life insurance companies	2.37	1.72	1.84
Other financial institutions	2.11	1.60	1.46
Direct	1.29	0.94	0.90

Total	1.67	1.30	1.28

List of Investment Securities

	As of August 31, 2006
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	350	4,299,890,000	1,842,810,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	1,190,000	595,000,000	586,397,572
IDU Co.	8922	5,200	198,758	1,033,544,000	289,000	1,502,800,000	469,256,000
Axell Corp.	6730	600	41,666	25,000,000	421,000	252,600,000	227,600,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	168,000	252,000,000	127,000,000
Yume no Machi Souzou Iinkai Co., Ltd.	2484	200	9,585	1,917,000	520,000	104,000,000	102,083,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	207,000	103,500,000	52,233,750
Informate Corporation	2492	165	119,894	19,782,566	398,000	65,670,000	45,887,434
SBI Holdings, Inc.	8473	970	2,144	2,079,680	44,750	43,407,500	41,327,820
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	9,550	95,500,000	40,193,361
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	10,600	159,000,000	35,736,000
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	835	102,680,785	29,784,916
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,881	32,541,300	8,304,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	147,000	72,912,000	5,087,755
Gamepot Inc.	3792	30	24,335	730,050	170,000	5,100,000	4,369,950
The Bank of Kochi, Ltd.	8416	60,000	269	16,140,000	257	15,420,000	(720,000)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	723	72,300,000	(1,639,500)
Aeria Inc.	3758	90	501,866	45,168,000	345,000	31,050,000	(14,118,000)
MOC Corp.	2363	800	76,500	61,200,000	47,250	37,800,000	(23,400,000)
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	887	1,673,769,000	(326,451,000)
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	58,500	6,710,944,500	(548,529,757)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	308	2,240,700,000	(672,074,646)

Subtotal	—	—	—	16,437,446,430	—	18,468,585,085	2,031,138,655

Non-listed Companies and Others				Book Value		Carrying Value	Difference

Number of individual issues: 159				14,835,134,228	—	14,835,134,228	0

* Deemed securities are included.

Total				31,272,580,658	—	33,303,719,313	2,031,138,655

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.